EXPLANATORY NOTE

This Amendment No. 5 to the Offering Statement on Form 1-A filed by UC Asset LP is being filed solely to amend Exhibit 4.1. Accordingly, this Amendment No. 5 consists only of Part I, this explanatory note, the signature page, the exhibit index, and the amended exhibit. The Preliminary Offering Circular is unchanged and has therefore been omitted.

Part III – EXHIBITS

Exhibit No.	Description
2.1	Certificate of Limited Partnership of UC Asset LP*
3.1	Limited Partnership Agreement, as amended and restated (to be effective upon the date of qualification of the offering statement)*
4.1	Subscription Agreement
6.1	Non-Secured Promissory Term Note Agreement, by and between Gregory Bankston and UC Asset LP, dated as of September 30, 2016*
6.2	Secured Promissory Term Note Agreement, by and between Armonia International, LLC and UC Asset LP, dated as of April 1, 2017*
11.1	Consent of Daszkal Bolton LLP*
11.2	Consent of Reed Smith LLP (contained in Exhibit 12.1)*
11.3	Consent of Mr. Daniel K. Godwin*
11.4	Consent of Mr. Gordon Waters*
12.1	Opinion of Reed Smith LLP*

*        Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 13, 2018.

UC ASSET LP

By:	UCF ASSET LLC

/s/ Gregory C. Bankston
Name: Gregory C. Bankston
Title: Managing Member

This offering statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gregory C. Bankston	Managing Member, UCF Asset LLC	June 13, 2018
Gregory C. Bankston

/s/ Xianghong Wu	Member of Majority Interest, UCF Asset LLC	June 13, 2018
Xianghong Wu